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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 (File No. 333-44311) of our report, which includes an explanatory paragraph that describes an uncertainty regarding Lamonts Apparel, Inc.'s ability to continue as a going concern and recover the carrying amounts of its assets, dated March 28, 1997, on our audits of the consolidated financial statements of Lamonts Apparel, Inc. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.
Seattle, Washington
March 2, 1998